Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 27, 2024, relating to the financial statements of Forza X1, Inc. as of and for the years ended December 31, 2023 and 2022, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024. Our report includes an explanatory paragraph relating to substantial doubt about Forza X1, Inc.’s ability to continue as a going concern.

/s/ GRASSI & CO., CPAs, P.C.
Jericho, New York

Jericho, New York

April 10, 2024